File No. 333-147942
Filed under Rule 424(b)(3)

Effective Nov. 12, 2010, the ratio has changed
to each American Depositary Share represents
ten (10) deposited Shares.
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
two (2) deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
THE PAR VALUE OF HK$0.00001
EACH OF
GUSHAN ENVIRONMENTAL ENERGY
LIMITED
(INCORPORATED UNDER THE LAWS
OF THE CAYMAN ISLANDS)
The Bank of New York, as depositary
(hereinafter called the Depositary), hereby
certifies that___________
____________________________________
________, or registered assigns IS THE
OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares
(herein called Shares) of GUSHAN
ENVIRONMENTAL ENERGY LIMITED,
incorporated under the laws of the Cayman
Islands (herein called the Company).  At the
date hereof, each American Depositary
Share represents two (2) Shares deposited or
subject to deposit under the Deposit
Agreement (as such term is hereinafter
defined) at the Hong Kong office of the
Hongkong and Shanghai Banking Corp.
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286
1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue of American Depositary
Receipts (herein called Receipts), all issued
and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of December 24, 2007
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and holders from time to
time of American Depositary Shares issued
thereunder, each of whom by accepting
American Depositary Shares agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and holders and the rights and
duties of the Depositary in respect of the
Shares deposited thereunder and any and all
other securities, property and cash from time
to time received in respect of such Shares
and held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the
Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of American
Depositary Shares, and upon payment of the
fee of the Depositary provided in this
Receipt, and subject to the terms and
conditions of the Deposit Agreement, the
Owner of those American Depositary Shares
is entitled to delivery, to him or as
instructed, of the amount of Deposited
Securities at the time represented by those
American Depositary Shares.  Delivery of
such Deposited Securities may be made by
the delivery of (a) certificates or account
transfer in the name of the Owner hereof or
as ordered by him, with proper endorsement
or accompanied by proper instruments or
instructions of transfer and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this
Receipt.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided
that the forwarding of certificates for Shares
or other Deposited Securities for such
delivery at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      Transfers of American Depositary
Shares may be registered on the books of the
Depositary by the Owner in person or by a
duly authorized attorney, upon surrender of
those American Depositary Shares properly
endorsed for transfer or accompanied by
proper instruments of transfer, in the case of
a Receipt, or pursuant to a proper instruction
(including, for the avoidance of doubt,
instructions through DRS and Profile as
provided in Section 2.10 of the Deposit
Agreement), in the case of uncertificated
American Depositary Shares, and funds
sufficient to pay any applicable transfer
taxes and the expenses of the Depositary
and upon compliance with such regulations,
if any, as the Depositary may establish for
such purpose. This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered. The Depositary,
upon surrender of certificated American
Depositary Shares for the purpose of
exchanging for uncertificated American
Depositary Shares, shall cancel those
certificated American Depositary Shares and
send the Owner a statement confirming that
the Owner is the Owner of uncertificated
American Depositary Shares. The
Depositary, upon receipt of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in Section 2.10 of the Deposit
Agreement) from the Owner of
uncertificated American Depositary Shares
for the purpose of exchanging for
certificated American Depositary Shares,
shall cancel those uncertificated American
Depositary Shares and deliver to the Owner
the same number of certificated American
Depositary Shares.  As a condition
precedent to the delivery, registration of
transfer, or surrender of any American
Depositary Shares or split-up or combination
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require payment
from the depositor of the Shares or the
presenter of the Receipt or instruction for
registration of transfer or surrender of
American Depositary Shares not evidenced
by a Receipt of a sum sufficient to reimburse
it for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn) and payment
of any applicable fees as provided in the
Deposit Agreement, may require the
production of proof satisfactory to it as to
the identity and genuineness of any
signature and may also require compliance
with any regulations the Depositary may
establish consistent with the provisions of
the Deposit Agreement.
      The delivery of American Depositary
Shares against deposit of Shares generally or
against deposit of particular Shares may be
suspended, or the transfer of American
Depositary Shares in particular instances
may be refused, or the registration of
transfer of outstanding American Depositary
Shares generally may be suspended, during
any period when the transfer books of the
Depositary are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement, or
for any other reason, subject to the
provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding American
Depositary Shares and withdrawal of
Deposited Securities may not be suspended
subject only to (i) temporary delays caused
by closing the transfer books of the
Depositary or the Company or the Foreign
Registrar, if applicable, or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes
and similar charges, and (iii) compliance
with any U.S. or foreign laws or
governmental regulations relating to the
American Depositary Shares or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares which would be required to be
registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares or
such Shares are exempt from registration
thereunder.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any American Depositary Shares or any
Deposited Securities represented by any
American Depositary Shares, such tax or
other governmental charge shall be payable
by the Owner to the Depositary.  The
Depositary may refuse to register any
transfer of those American Depositary
Shares or any withdrawal of Deposited
Securities represented by those American
Depositary Shares until such payment is
made, and may withhold any dividends or
other distributions, or may sell for the
account of the Owner any part or all of the
Deposited Securities represented by those
American Depositary Shares, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner shall remain liable for any
deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant,
that such Shares and each certificate
therefor, if applicable, are validly issued,
fully paid, nonassessable and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of American Depositary Shares
representing such Shares by that person are
not restricted under the Securities Act of
1933, except as contemplated in Section
2.11 of the Deposit Agreement.  Such
representations and warranties shall survive
the deposit of Shares and delivery of
American Depositary Shares.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or holder may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or
the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary may deem necessary or proper.
The Depositary may withhold the delivery or
registration of transfer of any American
Depositary Shares or the distribution of any
dividend or sale or distribution of rights or
of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in the Cayman
Islands that is then performing the function
of the regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering American Depositary Shares or
to whom American Depositary Shares are
issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the American
Depositary Shares or Deposited Securities or
a delivery of American Depositary Shares
pursuant to Section 4.03 of the Deposit
Agreement), or by Owners, as applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign Registrar
and applicable to transfers of Shares to or
from the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the terms of the Deposit Agreement, (3)
such cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the delivery of
American Depositary Shares pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement and the surrender of American
Depositary Shares pursuant to Section 2.05
or 6.02 of the Deposit Agreement, (6) a fee
of $.02 or less per American Depositary
Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement, including, but not limited to
Sections 4.01 through 4.04 of the Deposit
Agreement, (7) a fee for the distribution of
securities pursuant to Section 4.02 of the
Deposit Agreement, such fee being in an
amount equal to the fee for the execution
and delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners, (8)
in addition to any fee charged under clause
6, a fee of $.02 or less per American
Depositary Share (or portion thereof) per
annum for depositary services, which will be
payable as provided in clause 9 below, (9)
any other charges payable by the Depositary,
any of the Depositarys agents, including the
Custodian, or the agents of the Depositarys
agents in connection with the servicing of
Shares or other Deposited Securities (which
charge shall be assessed against Owners as
of the date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in American Depositary Shares.
8.	PRE-RELEASE OF RECEIPTS.
      Notwithstanding Section 2.03 of the
Deposit Agreement, the Depositary may
deliver American Depositary Shares prior to
the receipt of Shares pursuant to Section
2.02 of the Deposit Agreement (a Pre-
Release).  The Depositary may, pursuant to
Section 2.05 of the Deposit Agreement,
deliver Shares upon the surrender of
American Depositary Shares that have been
Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such American Depositary Shares have
been Pre-Released.  The Depositary may
receive American Depositary Shares in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation
from the person to whom American
Depositary Shares or Shares are to be
delivered, that such person, or its customer,
owns the Shares or American Depositary
Shares to be remitted, as the case may be, (b)
at all times fully collateralized with cash or
such other collateral as the Depositary deems
appropriate, (c) terminable by the Depositary
on not more than five (5) business days
notice, and (d) subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of American Depositary Shares which are
outstanding at any time as a result of Pre-
Release will not normally exceed thirty
percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
change or disregard such limit from time to
time as it deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Holder of this
Receipt by accepting or holding the same
consents and agrees that when properly
endorsed or accompanied by proper
instruments of transfer, title to this Receipt
(and to each ADS evidenced hereby), shall
be transferable as certificated registered
securities under the laws of New York.
American Depositary Shares not evidenced
by Receipts shall be transferable as
uncertificated registered securities under the
laws of New York.  The Depositary,
notwithstanding any notice to the contrary,
may treat the Owner of American
Depositary Shares as the absolute owner
thereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement and
for all other purposes, and neither the
Depositary nor the Company shall have any
obligation or be subject to any liability under
the Deposit Agreement to any Holder of
American Depositary Shares unless that
Holder is the Owner of those American
Depositary Shares.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement
or be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual signature of
a duly authorized signatory of the
Depositary; provided, however that such
signature may be a facsimile if a Registrar
for the Receipts shall have been appointed
and such Receipts are countersigned by the
manual signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission.  Such
reports will be available for inspection and
copying at the public reference facilities
maintained by the Commission located at
100 F Street, N.E., Washington, D.C.
20549.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office any reports, notices and other
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also,
upon written request by the Company, send
to Owners copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of American Depositary Shares
and transfers of American Depositary Shares
which at all reasonable times shall be open
for inspection by the Owners, provided that
such inspection shall not be for the purpose
of communicating with Owners in the
interest of a business or object other than the
business of the Company or a matter related
to the Deposit Agreement or the American
Depositary Shares.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will distribute
the amount thus received (net of the fees
and expenses of the Depositary as provided
in Article 7 hereof and Section 5.09 of the
Deposit Agreement) to the Owners entitled
thereto; provided, however, that in the event
that the Company or the Depositary is
required to withhold and does withhold
from any cash dividend or other cash
distribution in respect of any Deposited
Securities an amount on account of taxes or
other governmental charges, the amount
distributed to the Owners of the American
Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of
Section 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed to
the Owners entitled thereto, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in
the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees and expenses of the Depositary as
provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement) will
be distributed by the Depositary to the
Owners of Receipts entitled thereto all in the
manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.  The Depositary may withhold
any distribution of securities under Section
4.02 of the Deposit Agreement if it has not
received satisfactory assurances from the
Company that the distribution does not
require registration under the Securities Act
of 1933.  The Depositary may sell, by public
or private sale, an amount of securities or
other property it would otherwise distribute
under this Article that is sufficient to pay its
fees and expenses in respect of that
distribution.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may deliver to the Owners
entitled thereto, an aggregate number of
American Depositary Shares representing the
amount of Shares received as such dividend
or free distribution, subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and after
deduction or upon issuance of American
Depositary Shares, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement
(and the Depositary may sell, by public or
private sale, an amount of Shares received
sufficient to pay its fees and expenses in
respect of that  distribution.  In lieu of
delivering fractional American Depositary
Shares in any such case, the Depositary will
sell the amount of Shares represented by the
aggregate of such fractions and distribute
the net proceeds, all in the manner and
subject to the conditions described in
Section 4.01of the Deposit Agreement.  If
additional American Depositary Shares are
not so delivered, each American Depositary
Share shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall
have discretion as to the procedure to be
followed in making such rights available to
any Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary may distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner requests the distribution of warrants
or other instruments in order to exercise the
rights allocable to the American Depositary
Shares of such Owner under the Deposit
Agreement, the Depositary will make such
rights available to such Owner upon written
notice from the Company to the Depositary
that (a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, deliver American
Depositary Shares to such Owner.  In the
case of a distribution pursuant to the second
paragraph of this Article 13, such deposit
shall be made, and depositary shares shall be
delivered, under depositary arrangements
which provide for issuance of depositary
shares subject to the appropriate restrictions
on sale, deposit, cancellation, and transfer
under applicable United States laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any American Depositary Shares or
otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided,
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner requests the distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under the Securities Act of
1933, the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United
States for the Company upon which the
Depositary may rely that such distribution to
such Owner is exempt from such
registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any American
Depositary Shares or otherwise and shall be
net of any expenses of conversion into
Dollars incurred by the Depositary as
provided in Section 5.09 of the Deposit
Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall find it
necessary or convenient, the Depositary shall
fix a record date (the ADS Record Date) (a)
for the determination of the Owners who
shall be (i) entitled to receive such dividend,
distribution or rights or the net proceeds of
the sale thereof, (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting or (iii) responsible for
any fee assessed by the Depositary pursuant
to the Deposit Agreement, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      As soon as practicable after receipt
from the Company of written notice of any
meeting or solicitation of proxies or consents
of holders of Shares or other Deposited
Securities, if requested in writing by the
Company, the Depositary shall mail to the
Owners a notice, the form of which notice
must be reviewed and approved by the
Company and must contain (a) the
information that is contained in the notice
received by the Depositary from the
Company, (b) a statement that the Owners
as of the close of business on a specified
record date will be entitled, subject to any
applicable provision of Luxembourg law, the
Articles of Association of the Company and
the provisions of or governing the Deposited
Securities , to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
instructions may be given, including an
express indication that if no instruction is
received, the Depositary may deem such
Owner to have instructed the Depositary to
give a discretionary proxy to a person
designated by the Company with respect to
such Deposited Securities.  Upon the written
request of an Owner of a Receipt on that
record date, received on or before the date
established by the Depositary for the
purpose (the Instruction Date), the
Depositary shall endeavor, insofar as
practicable, to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by that Receipt
in accordance with the instructions set forth
in that request.  The Depositary shall not
vote or attempt to exercise the right to vote
that attaches to Deposited Securities other
than in accordance with instructions
received from Owners or as provided in the
following sentence.  If (i) the Company
made a request to the Depositary as
contemplated by the first sentence of this
paragraph and complied with the third
paragraph of Section 4.07 of the Deposit
Agreement and (ii) no instructions are
received by the Depositary from an Owner
with respect to an amount of Deposited
Securities represented by the American
Depositary Shares evidenced by that
Owners Receipts on or before the
Instruction Date, the Depositary shall deem
that Owner to have instructed the
Depositary to give, and the Depositary shall
give, a discretionary proxy to a person
designated by the Company with respect to
that amount of Deposited Securities to vote
that amount of Deposited Securities in favor
of any proposals or recommendations of the
Company (including any recommendation
by the Company to vote Deposited
Securities on any issue in accordance with
the majority shareholders vote on that issue)
as determined by the appointed proxy,
except that such instruction shall not be
deemed to have been given and the
Depositary shall not give a discretionary
proxy with respect to any matter as to which
the Company informs the Depositary (and
the Company agrees to provide that
information as promptly as practicable in
writing, if applicable) that (x) the Company
does not wish to receive a discretionary
proxy, (y) substantial opposition exists or (z)
the matter materially and adversely affects
the rights of holders of Shares.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the first
paragraph of Section 4.07 of the Deposit
Agreement sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
      In order to give Owners a reasonable
opportunity to instruct the Depositary as to
the exercise of voting rights relating to
Deposited Securities, if the Company will
request the Depositary to act under the
second preceding paragraph, the Company
shall give the Depositary notice of any such
meeting or solicitation and details
concerning the matters to be voted upon not
less than 45 days prior to the meeting date or
date for giving such proxies or consents.
      Subject to the rules of any securities
exchange on which American Depositary
Shares or the Deposited Securities
represented thereby are listed, at least two
business days prior to the date of such
meeting, the Depositary shall, if requested
by the Company, deliver to the Company, to
the attention of its Secretary, copies of all
instructions received from Owners in
accordance with which the Depositary will
vote, or cause to be voted, the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipts at such meeting. Delivery of
instructions will be made at the expense of
the Company provided that payment of such
expense shall not be a condition precedent to
the obligations of the Depositary under
Section 4.07 of the Deposit Agreement.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      Upon any change in nominal value,
change in par value, split-up, consolidation,
or any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, or upon the redemption
or cancellation by the Company of the
Deposited Securities, any securities, cash or
property which shall be received by the
Depositary or a Custodian in exchange for,
in conversion of, in lieu of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited
Securities, the right to receive the new
Deposited Securities so received, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, after consultation with the
Company to the extent practicable, and shall
if the Company so requests in writing,
deliver additional American Depositary
Shares as in the case of a dividend in Shares,
or call for the surrender of outstanding
American Depositary Shares to be
exchanged for new American Depositary
Shares specifically describing such new
Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
            Neither the Depositary nor
the Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
holder, (i) if by reason of any provision of
any present or future law or regulation of the
United States or any other country, or of any
governmental or regulatory authority, or by
reason of any provision, present or future, of
the Articles of Association or any similar
document of the Company, or by reason of
any provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or by reason of any
act of God or war or terrorism or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented, delayed or forbidden from or be
subject to any civil or criminal penalty on
account of doing or performing any act or
thing which by the terms of the Deposit
Agreement or Deposited Securities it is
provided shall be done or performed, (ii) by
reason of any non-performance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, (iii) by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement, (iv) for the inability of any
Owner or holder to benefit from any
distribution, offering, right or other benefit
which is made available to holders of
Deposited Securities but is not, under the
terms of the Deposit Agreement, made
available to Owners or holders, or (v) for any
special, consequential or punitive damages
for any breach of the terms of the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Section 4.01, 4.02 or
4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders, except that they agree to
perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding
in respect of any Deposited Securities or in
respect of the American Depositary Shares,
on behalf of any Owner or holder or other
person.  Neither the Depositary nor the
Company shall be liable for any action or
nonaction by it in reliance upon the advice
of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder, or any
other person believed by it in good faith to
be competent to give such advice or
information.  The Depositary shall not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with a matter
arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be liable for the
acts or omissions of any securities
depository, clearing agency or settlement
system in connection with or arising out of
book-entry settlement of Deposited
Securities or otherwise.  The Depositary shall
not be responsible for any failure to carry out
any instructions to vote any of the
Deposited Securities or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or nonaction is in good faith.
      No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of this Receipt.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the earlier of
(i) the appointment of a successor depositary
and its acceptance of such appointment as
provided in the Deposit Agreement or (ii)
termination by the Depositary pursuant to
Section 6.02 of the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 120 days prior written
notice of such removal, to become effective
upon the later of (i) the 120th day after
delivery of the notice to the Depositary and
(ii) the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary in its discretion
may appoint a substitute or additional
custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners
or holders in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners, shall,
however, not become effective as to
outstanding American Depositary Shares
until the expiration of thirty days after
notice of such amendment shall have been
given to the Owners of outstanding
American Depositary Shares. Every Owner
and holder of American Depositary Shares,
at the time any amendment so becomes
effective, shall be deemed, by continuing to
hold such American Depositary Shares or
any interest therein, to consent and agree to
such amendment and to be bound by the
Deposit Agreement as amended thereby. In
no event shall any amendment impair the
right of the Owner to surrender American
Depositary Shares and receive therefor the
Deposited Securities represented thereby,
except in order to comply with mandatory
provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Company may terminate the
Deposit Agreement by instructing the
Depositary to mail notice of termination to
the Owners of all American Depositary
Shares then outstanding at least 60 days
prior to the termination date included in
such notice.  The Depositary may likewise
terminate the Deposit Agreement, if at any
time 30 days shall have expired after the
Depositary delivered to the Company a
written resignation notice and if a successor
depositary shall not have been appointed
and accepted its appointment as provided in
the Deposit Agreement; in such case the
Depositary shall mail a notice of termination
to the Owners of all American Depositary
Shares then outstanding at least 30 days
prior to the termination date.  On and after
the date of termination, the Owner of
American Depositary Shares will, upon (a)
surrender of such American Depositary
Shares, (b) payment of the fee of the
Depositary for the surrender of American
Depositary Shares referred to in Section
2.05, and (c) payment of any applicable
taxes or governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by those American Depositary Shares.  If
any American Depositary Shares shall
remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
American Depositary Shares, shall suspend
the distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, upon
surrender of American Depositary Shares
(after deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). At any time after the
expiration of four months from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such
sale, together with any other cash then held
by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of American Depositary
Shares that have not theretofore been
surrendered, such Owners thereupon
becoming general creditors of the Depositary
with respect to such net proceeds. After
making such sale, the Depositary shall be
discharged from all obligations under the
Deposit Agreement, except to account for
such net proceeds and other cash (after
deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22.	DTC DIRECT REGISTRATION
SYSTEM AND PROFILE
MODIFICATION SYSTEM.
      (a)	Notwithstanding the
provisions of Section 2.04 of the Deposit
Agreement, the parties acknowledge that the
Direct Registration System (DRS) and
Profile Modification System (Profile) shall
apply to uncertificated American Depositary
Shares upon acceptance thereof to DRS by
DTC.  DRS is the system administered by
DTC pursuant to which the Depositary may
electronically and directly register on its
books the ownership of American
Depositary Shares.  Profile is a required
feature of DRS which allows a DTC
participant, claiming to act on behalf of an
Owner of American Depositary Shares in
DRS book-entry position, to direct the
Depositary to register a transfer of those
American Depositary Shares to DTC or its
nominee and to deliver those American
Depositary Shares to the DTC account of
that DTC participant without receipt by the
Depositary of prior authorization from the
Owner to register such transfer.
      (b)	In connection with and in
accordance with the arrangements and
procedures relating to DRS/Profile, the
parties understand that the Depositary will
not verify, determine or otherwise ascertain
that the DTC participant which is claiming
to be acting on behalf of an Owner in
requesting a registration of transfer and
delivery as described in subsection (a) has
the actual authority to act on behalf of the
Owner (notwithstanding any requirements
under the Uniform Commercial Code).  For
the avoidance of doubt, the provisions of
Sections 5.03 and 5.08 shall apply to the
matters arising from the use of the DRS.
The parties agree that the Depositarys
reliance on and compliance with instructions
received by the Depositary through the
DRS/Profile in accordance with the Deposit
Agreement and in compliance with all
applicable procedures of DTC, DRS and
Profile shall not constitute negligence or bad
faith on the part of the Depositary.
23.	SUBMISSION TO
JURISDICTION; JURY TRIAL
WAIVER; WAIVER OF
IMMUNITIES.
      In the Deposit Agreement, the
Company has (i) appointed CT Corporation
System located at 111 Eighth Avenue, New
York, New York, 10011, in the State of
New York, as the Companys authorized
agent upon which process may be served in
any suit or proceeding arising out of or
relating to the Shares or Deposited
Securities, the American Depositary Shares,
the Receipts or this Agreement, (ii)
consented and submitted to the jurisdiction
of any state or federal court in the State of
New York in which any such suit or
proceeding may be instituted, and (iii)
agreed that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding.
      EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH
OWNER AND HOLDER) THEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR PROCEEDING
AGAINST THE COMPANY AND/OR
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS, THE DEPOSIT
AGREEMENT OR ANY TRANSACTION
CONTEMPLATED HEREIN OR
THEREIN, OR THE BREACH HEREOF
OR THEREOF, INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE, VALIDITY
OR TERMINATION (WHETHER BASED
ON CONTRACT, TORT OR ANY
OTHER THEORY).
      To the extent that the Company or
any of its properties, assets or revenues may
have or hereafter become entitled to, or have
attributed to it, any right of immunity, on
the grounds of sovereignty or otherwise,
from any legal action, suit or proceeding,
from the giving of any relief in any respect
thereof, from setoff or counterclaim, from
the jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution or judgment, or other legal process
or proceeding for the giving of any relief or
for the enforcement of any judgment, in any
jurisdiction in which proceedings may at any
time be commenced, with respect to its
obligations, liabilities or any other matter
under or arising out of or in connection with
the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
24.	DISCLOSURE OF INTERESTS.
      Notwithstanding any other provision
of the Deposit Agreement, each Holder and
Owner agrees to comply with requests from
the Company pursuant to applicable law, the
rules and requirements of NASDAQ and
any other stock exchange on which the
Shares are, or will be, registered, traded or
listed, the rules and requirements of any
other clearing system through which
transactions in the Shares may be settled or
the Articles of Association of the Company
to provide information, inter alia, as to the
capacity in which such Holder or Owner
owns ADSs (and Shares as the case may be)
and regarding the identity of any other
person(s) interested in such ADSs (and
Shares, as the case may be) and the nature of
such interest and various other matters,
whether or not they are Holders or Owners
at the time of such request.  The Depositary
agrees to use its reasonable efforts to
forward, upon the written request of the
Company and at the expense of the
Company, any such written request from the
Company to the Owners and to forward, as
promptly as practicable, to the Company any
such responses to such requests received by
the Depositary.
25.	OWNERSHIP RESTRICTIONS.
      Notwithstanding any other provision
in the Deposit Agreement, the Company
may restrict transfers of the Shares where
such transfer might result in ownership of
Shares exceeding limits imposed by
applicable law or the Articles of Association
of the Company.  The Company may also
restrict, in such manner as it deems
appropriate, transfers of the ADSs where
such transfer may result in the total number
of Shares represented by the ADSs owned
by a single Holder or Owner to exceed any
such limits.  The Company may, in its sole
discretion but subject to applicable law,
instruct the Depositary to take action with
respect to the ownership interest of any
Holder or in excess of the limits set forth in
the preceding sentence, including, but not
limited to, the imposition of restrictions on
the transfer of ADSs, the removal or
limitation of voting rights or mandatory sale
or disposition on behalf of an Owner of the
Shares represented by the  ADSs held by
such Holder or Owner in excess of such
limitations, if and to the extent such
disposition is practicable and permitted by
applicable law and the Articles of
Association of the Company. The
Depositary shall use its reasonable efforts to
comply with the reasonable and practicable
written instructions of the Company as
provided in this Article.
26.	RESTRICTED ADSs.
The Depositary shall, at the request and
expense of the Company, permit the deposit
hereunder of Shares that are Restricted
Securities in order to enable the holder of
such Shares to hold its ownership interests in
such Restricted Securities in the form of
ADSs issued under the terms hereof (such
Shares, Restricted Shares).  Upon receipt of
a written request from the Company to
accept Restricted Shares for deposit
hereunder, the Depositary agrees to permit
the deposit of such Restricted Shares and
the issuance of ADSs representing such
deposited Restricted Shares (such ADSs, the
Restricted ADSs, and the ADRs evidencing
such Restricted ADSs, the Restricted
ADRs). The Company shall assist the
Depositary in connection herewith and
agrees that it shall take all steps necessary
and satisfactory to the Depositary to ensure
that such deposit and issuance does not
violate the provisions of the Securities Act
or any other applicable laws or regulations,
including, without limitation, delivering to
the Depositary an opinion of counsel
reasonably acceptable to the Depositary. The
depositors of such Restricted Shares and the
holders of the Restricted ADSs may be
required prior to the deposit of such
Restricted Shares, the transfer of the
Restricted ADRs and the Restricted ADSs
evidenced thereby or the withdrawal of the
Restricted Shares represented by Restricted
ADSs to provide such written certifications
or agreements as the Depositary or the
Company may require. The Company shall
provide to the Depositary in writing the
legend(s) to be affixed to the Restricted
ADRs, which legends shall (i) be in a form
satisfactory to the Depositary and (ii) set
forth the specific circumstances under which
the Restricted ADRs and the Restricted
ADSs represented thereby may be
transferred or the Restricted Shares
withdrawn.  The Restricted ADSs issued
upon the deposit of Restricted Shares shall
be separately identified on the books of the
Depositary as restricted and the Restricted
Shares so deposited shall be held separate
and distinct from the other Deposited
Securities held hereunder to the extent
practicable and permissible under applicable
law. The Restricted ADSs shall not be
eligible for inclusion in any book-entry
settlement system, including, without
limitation, DTC, and shall not be fungible
with the ADSs issued under the terms
hereof which are not Restricted ADSs, and
shall be in physical certificated form.
The Restricted ADRs and the Restricted
ADSs evidenced thereby shall be
transferable only by the Owner thereof upon
delivery to the Depositary of (i) all
documentation otherwise contemplated by
the Deposit Agreement and (ii) an opinion of
counsel reasonably satisfactory to the
Depositary setting forth, inter alia, the
conditions upon which the Restricted ADR
presented is, and the Restricted ADSs
evidenced thereby are, transferable by the
Owner thereof under applicable securities
laws and the transfer restrictions contained
in the legend set forth on the Restricted
ADR presented for transfer. Except as set
forth in this Article 26 and except as
required by applicable law, the Restricted
ADRs and the Restricted ADSs evidenced
thereby shall be treated as ADRs and ADSs
issued and outstanding under the terms of
the Deposit Agreement.
27.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement to the contrary, the
Company and the Depositary each agrees
that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited
Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General
Instructions to the Form F-6 Registration
Statement, as amended from time to time, under the Securities Act.


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